UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 14, 2019

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Compensatory Arrangement of Certain Officers; Election of Directors
(d) Election of Directors
On May 14, 2019, the Board of Directors (the "Board") of Juniper Networks, Inc. (the “Company”) appointed Christine M. Gorjanc, 62, Chief Financial Officer for Arlo Technologies, Inc. and Janet B. Haugen, 60, previously the Chief Financial Officer of Unisys Corporation to serve as a member of the Board.
Both Ms. Gorjanc and Ms. Haugen are “financial experts” under Section 407 of the Sarbanes-Oxley Act of 2002 and the Board has appointed Ms. Gorjanc and Ms. Haugen to the Audit Committee of the Board. There are no arrangements or understandings between Ms. Gorjanc and Ms. Haugen and any other person pursuant to which Ms. Gorjanc and Ms. Haugen was appointed to serve on the Board. There are no family relationships between Ms. Gorjanc and Ms. Haugen and any other director or executive officer of the Company and there have been no transactions between Ms. Gorjanc and Ms. Haugen and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.
Ms. Gorjanc and Ms. Haugen will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 1, 2019. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Ms. Gorjanc and Ms. Haugen, which agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 10, 2018.
A copy of the press release announcing the appointment of Ms. Gorjanc and Ms. Haugen is attached hereto as Exhibit 99.1. The information in the press release will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
In addition to the appointments of Ms. Gorjanc and Ms. Haugen, the Board has appointed Anne DelSanto to the Nominating and Corporate Governance Committee of the Board.
(e) Amendment and Restatement of Juniper Networks, Inc. 2015 Equity Incentive Plan
On May 14, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, the Company’s stockholders approved the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) to, among other things, (i) increase the available share reserve of the 2015 Plan by 3,700,000 shares, (ii) remove the “fungible share ratio” and (iii) increase the annual value of equity awards automatically granted to the Company’s non-employee directors from $225,000 to $245,000 (the 2015 Plan, as amended and restated, the “Amended and Restated 2015 Plan”). The Amended and Restated 2015 Plan previously had been approved, subject to stockholder approval, by the Board on February 13, 2019.
A more complete description of the terms of the Amended and Restated 2015 Plan can be found in “Proposal No. 4-Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the SEC on April 1, 2019 and the amendment and supplement to the definitive proxy statement filed with the SEC on April 18, 2019 (together, the “2019 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2019 Proxy Statement are qualified in their entirety by reference to the Amended and Restated 2015 Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Company’s stockholders voted upon the following proposals described in the 2019 Proxy Statement : (1) to elect eight directors; (2) to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2019; (3) a non-binding advisory vote regarding executive compensation; and (4) to approve the Amended and Restated 2015 Plan.
All nominated directors were elected and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal is as set forth below.

(1) Proposal for election of eight directors:

	For	Against	Abstain	Broker Non-Votes
Gary Daichendt	272,590,949	5,911,622	93,400	29,106,502
Anne DelSanto	275,013,341	3,500,595	82,035	29,106,502
Kevin DeNuccio	274,942,607	3,565,280	88,084	29,106,502
James Dolce	273,203,215	5,301,641	91,115	29,106,502
Scott Kriens	271,695,114	6,814,586	86,271	29,106,502
Rahul Merchant	274,976,958	3,523,411	95,602	29,106,502
Rami Rahim	273,834,263	4,669,480	92,228	29,106,502
William Stensrud	254,058,494	21,178,642	3,358,835	29,106,502

(2) Proposal to ratify Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Abstain
293,276,373	14,300,692	125,408
(3) Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
254,144,875	24,025,874	425,222	29,106,502
(4) Proposal to approve the Amended and Restated 2015 Plan:

For	Against	Abstain	Broker Non-Votes
250,365,692	28,108,856	121,423	29,106,502

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Juniper Networks, Inc. 2015 Equity Incentive Plan ++
99.1	Press Release issued by Juniper Networks, Inc. on May 14, 2019
++    Indicates management contract or compensatory plan, contract or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 15, 2019	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel